UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017  (July 26, 2017)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02(d) Election of Directors.

The Board of Directors (the Board) of Union Pacific Corporation (the Company), acting upon the recommendation of the Corporate Governance and Nominating Committee, elected Bhavesh “Bob” V. Patel, age 50, to serve on the Board as a director of the Company, effective July 26, 2017.  Mr. Patel is Chief Executive Officer and Chairman of the Management Board of LyondellBasell Industries N.V. (LyondellBasell), an international plastics, chemical and refining company.  The Board also appointed Mr. Patel to serve on the Finance Committee and Compensation and Benefits Committee.  All Company directors serve concurrently on the Board of Directors of the Company’s principal operating subsidiary, Union Pacific Railroad Company (the Railroad).

Mr. Patel joined LyondellBasell in March of 2010 serving in senior leadership roles until January 2015, when he was named Chief Executive Officer and Chairman of the Management Board of the Company.  Prior to joining LyondellBasell, Mr. Patel worked for Chevron Phillips Chemical Company in various leadership roles for more than 20 years.

The Board affirmatively determined that Mr. Patel has no material relationship with the Company or any of its consolidated subsidiaries, including the Railroad, (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the applicable listing standards of the New York Stock Exchange and the Director Independence Standards adopted by the Board.  Additionally, the Board determined that Mr. Patel meets the additional independence standards applicable to members of the Compensation and Benefits Committee.  In assessing Mr. Patel’s independence, the Board reviewed and considered the fact that LyondellBasell is a customer of the Railroad, and that the payments received by the Railroad for rail services provided to LyondellBasell and noted that these payments were significantly less than 2% of both the Company’s and LyondellBasell’s consolidated gross revenues in 2016, 2015 and 2014, and to date in 2017.  In addition, Mr. Patel does not have a direct or indirect material interest in any related person transaction as defined under the Securities and Exchange Commission’s rule and the Company’s Related Party Policy.

The Board reviewed and approved Mr. Patel’s independence in accordance with the listing standards of the New York Stock Exchange and the Board’s Director Independence Standards as set forth in the Company’s Corporate Governance Guidelines and Policies.

The Company issued a press release regarding the election of Mr. Patel, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1Press Release of Union Pacific Corporation, dated July 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2017

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel, Chief Compliance Officer, and Assistant Secretary

EXHIBIT INDEX

99.1Press Release of Union Pacific Corporation, dated July 26, 2017.